UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 15, 2022
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DIFFUSION PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Main Street, Suite 201 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01          Entry into a Material Definitive Agreement.

On December 15, 2022, Diffusion Pharmaceuticals Inc. (the “Company”) entered into a binding settlement agreement (the “Agreement”) with LifeSci Special Opportunities Master Fund Ltd. and certain of its affiliates (collectively, “LifeSci Special Opportunities”), the principal terms of which are summarized below. The summary that follows does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Agreement, (i) LifeSci Special Opportunities has agreed that, (x) it will irrevocably withdraw its notices submitted to the Company in November 2022 in which LifeSci Special Opportunities sought to nominate certain individuals (collectively, the “LifeSci Nominees”) for election to the Company’s board of directors (the “Board”) at the Company’s 2022 annual meeting of stockholders, currently scheduled to be held December 30, 2022 (such meeting, as may be adjourned, postponed, recessed or otherwise delayed, the “Annual Meeting”), and (y) LifeSci Special Opportunities will vote all of its shares of the Company’s common stock in favor of the election of the nominees recommended by the Board in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 6, 2022 (the “Proxy Statement”) and in accordance with the Board’s recommendations on each of the other proposals included in the Proxy Statement and (ii) the Company has agreed that, in the event it has not completed an Extraordinary Transaction (as defined in the Agreement) prior to July 1, 2023 and so long as LifeSci Special Opportunities collectively owns at least 96,976 of the Company’s outstanding shares of common stock, the Company will promptly appoint one of the LifeSci Nominees to the Board.

Certain other principal terms of the Agreement include the following:

●	LifeSci Special Opportunities agreed to irrevocably withdraw its demand to review the books and records of the Company under 8 Del. C. § 220.

●
From the date of the Agreement and until the later of (x) the Company’s consummation of an Extraordinary Transaction or (y) December 31, 2024 (such period, the “Standstill Period”), the members of LifeSci Special Opportunities and certain of their affiliates have agreed to refrain from, among other things, (i) acquiring or seeking to acquire any shares or other securities the Company, (ii) soliciting proxies in opposition of any recommendation or proposal of the Board, (iii) nominating persons for election to, or seeking to remove any persons from, the Board, (iv) seeking to initiate or join in any extraordinary transaction, including any merger, consolidation or business combination, and (v) commencing, encouraging or supporting any derivative action in the name of, or pursuing any class action against, the Company.

●	The Company and LifeSci Special Opportunities each agreed to customary, mutual non-disparagement covenants for the duration of the Standstill Period.

●
The Company agreed to reimburse LifeSci Special Opportunities for up to $50,000 in reasonable and documented out-of-pocket expenses incurred by LifeSci Special Opportunities in connection with its nomination of the LifeSci Nominees and the negotiation of the Agreement.

●	The Company and LifeSci Special Opportunities each agreed to the issuance of the press release attached hereto as Exhibit 99.1.

Item 8.01          Other Events

On December 16, 2022, the Company issued a press release announcing its entry into the Agreement with LifeSci Special Opportunities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Agreement, dated as of December 15, 2022, by and among Diffusion Pharmaceuticals Inc, LifeSci Special Opportunities Master Fund Ltd., LifeSci Special Opportunities Partners L.P., LifeSci Special Opportunities Offshore Fund, Ltd., LifeSci Special Opportunities Partners GP, LLC, LifeSci Management Company LLC, Pirate Cove Capital Ltd. and David Dobkin.

99.1	Press Release, issued December 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel & Corporate Secretary